Exhibit 4.2
THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.
Dated _______, 2008
MECHANICAL TECHNOLOGY, INCORPORATED
Warrant for the Purchase of Shares of Common Stock
No. W-___
     THIS CERTIFIES that, for value received, ____________ and its registered assigns (the “Holder”), is entitled to subscribe for and purchase from Mechanical Technology, Incorporated, a New York corporation (the “Company”), up to ___ fully paid and nonassessable shares (the “Warrant Shares”) of common stock, $0.01 par value, of the Company (the “Common Stock”) at an exercise price of $    per share (the “Exercise Price”) subject to adjustment as provided in Section 3 hereof, at any time or from time to time during the period (the “Exercise Period”) commencing on the date hereof and ending on the five (5) year anniversary of the date hereof (the “Expiration Date”). At 6:30 p.m. (New York City time) on the Expiration Date, the portion of this warrant (this “Warrant”) not exercised prior thereto shall be and become void and of no value.
     1. Exercise of Warrant.
          (a) The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part, at any time and from time to time during the Exercise Period, by (i) delivery of written notice to American Stock Transfer & Trust Company (the “Warrant Agent”) in the form attached as Exhibit A hereto (the “Exercise Notice”) at least five (5) Trading Days (defined below) prior to the date of exercise of this Warrant, (ii) the surrender of this Warrant (properly endorsed) at the office of the Warrant Agent, or at such other agency or office of the Warrant Agent in the United States of America as it may designate by notice in writing to the Holder hereof at the address of such Holder appearing on the records of the Warrant Agent maintained for such purpose, and (iii) delivery of payment to the Warrant Agent of the Exercise Price for the Warrant Shares being purchased no later than 10:30 a.m. (New York City time) on the date of exercise of this Warrant. In the event of the exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, registered in the name of the Holder, and if such exercise shall not have been for all Warrant Shares, a new Warrant, registered in the name of the Holder hereof, of like tenor to this Warrant, shall be delivered to the Holder hereof within a reasonable time, not exceeding five (5) Trading Days, after the rights represented by this Warrant shall have been so exercised. The person in whose name any certificate for Warrant Shares is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such Warrant Shares on the date on which the

Warrant was surrendered and payment of the Exercise Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such Warrant Shares at the close of business on the next succeeding date on which the stock transfer books are open.
          (b) The Warrant Agent shall notify the Company immediately upon receipt by the Warrant Agent of a notice by the Holder of this Warrant and upon receipt of payment of the applicable Exercise Price from such Holder pursuant to clause (a) of this Section 1. The Warrant Agent shall transfer each payment made by the Holder hereof pursuant to clause (a) of this Section 1 to the Company in immediately available funds no later than 1:00 p.m. (New York City time) on the date of exercise of the Warrant (and, pending such transfer, shall hold each such payment for the benefit of the Holder hereof in a segregated trust account).
          (c) For purposes of this agreement, “Trading Day” means: (i) any day on which the Common Stock is listed and traded on The Nasdaq Global Market, or (ii) if the Common Stock is not then listed and traded on The Nasdaq Global Market, then a day on which trading occurs on any of the New York Stock Exchange, the American Stock Exchange, or any other market which is a part of The Nasdaq Stock Market (each, an “Eligible Market”) (or any successor thereto), or (iii) if trading ceases to occur on an Eligible Market (or any successor thereto), any day other than Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by law to remain closed.
          (d) In addition to any other rights available to a Holder, if the Warrant Agent fails to deliver to the Holder a certificate representing Warrant Shares by the third (3rd) Trading Day after the date on which delivery of such certificate is required by this Warrant, and if after such third (3rd) Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a bona fide sale by the Holder of the Warrant Shares that the Holder anticipated receiving from the Warrant Agent (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either: (i) pay cash to the Holder in an amount equal to the closing price of the Common Stock, as listed on the Eligible Market (the “Closing Price”), on the date of such purchase by the Holder (plus brokerage commissions, if any) for the shares of Common Stock so purchased less the Exercise Price (the “Buy-In Price”), at which point the Warrant Agent’s obligation to deliver such certificate (and the Company’s obligation to issue such Common Stock) shall terminate, or (ii) cause the Warrant Agent to promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of: (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Warrant Agent’s obligation to deliver such certificate.
          (e) The Company’s obligations to issue and cause the Warrant Agent to deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional upon satisfaction by the Holder of the conditions to exercise this Warrant set forth in subsection (a) above, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation, or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company (other than the Holder’s obligations with respect to the exercise hereof in accordance with sub-section (a) above), or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligations of the Company or the Warrant Agent to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Warrant Agent’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.
     2. Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds; provided, however, that if at any time there is no effective registration statement registering the issuance of the Warrant Shares or no current prospectus available for the resale of the Warrant Shares by the Holder, the Holder may satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:
     X = Y [(A-B)/A]
where:

X =	the number of Warrant Shares to be issued to the Holder.

Y =	the number of Warrant Shares with respect to which this Warrant is being exercised.

A =	the arithmetic average of the Closing Prices for the five (5) Trading Days immediately prior to (but not including) the Exercise Date.

B =	the Exercise Price.
     3. Adjustment of Exercise Price. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 3.
          (a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

          (b) Fundamental Transactions. If, at any time while this Warrant is outstanding: (i) the Company effects any merger or consolidation of the Company with or into another person and the Company is not the surviving party, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash, or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash, or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 3(a) above) (in any such case, a “Fundamental Transaction”; provided, however, that in no event shall the sale of all or substantially all of the assets related to the Company’s test and instrumentation business be deemed to be a Fundamental Transaction), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash, or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. In the event of a Fundamental Transaction, the Company shall or shall cause the successor or purchasing person, as the case may be, to execute with the Holder a written agreement providing that:
          (i) this Warrant shall thereafter entitle the Holder to exercise this Warrant for the Alternate Consideration in accordance with this Section 3(b),
          (ii) in the case of any such successor or purchasing person, upon such consolidation, merger, statutory exchange, combination, sale, or conveyance such successor or purchasing person shall be jointly and severally liable with the Company for the performance of all of the Company’s obligations under this Warrant, and
          (iii) if registration or qualification is required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or applicable state law for the public resale by the Holder of shares of stock and other securities so issuable upon exercise of this Warrant, all rights applicable to registration of the Common Stock issuable upon exercise of this Warrant shall apply to the Alternate Consideration.
     If, in the case of any Fundamental Transaction, the Alternate Consideration includes shares of stock, other securities, other property, or assets of a person other than the Company or any such successor or purchasing person, as the case may be, in such Fundamental Transaction, then the Company shall cause such written agreement to also be executed by such other person and to contain such additional provisions to protect the interests of the Holder as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. At the Holder’s request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise

Price upon exercise thereof. The Company shall cause the terms of any agreement pursuant to which a Fundamental Transaction is effected to include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and ensuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.
          (c) Calculations. All calculations under this Section 3 shall be made to the nearest cent or rounded up to the nearest whole share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.
          (d) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 3, the Company, at its expense, will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. The Company will promptly deliver a copy of each such certificate to the Warrant Agent and the Warrant Agent will, upon written request from the Holder, promptly deliver a copy of each such certificate thereto.
     4. Adjustment of Warrant Shares. Upon each adjustment of the Exercise Price as provided in Section 3, the Holder shall thereafter be entitled to subscribe for and purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares equal to the product of (i) the number of Warrant Shares existing prior to such adjustment and (ii) the quotient obtained by dividing (A) the Exercise Price existing prior to such adjustment by (B) the new Exercise Price resulting from such adjustment. No fractional shares of capital stock of the Company shall be issued as a result of any such adjustment, and any fractional shares resulting from the computations pursuant to this paragraph shall be rounded up to the nearest whole share.
     5. No Stockholder Rights. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.
     6. Covenants of the Company. The Company shall at all times have authorized and reserved, or shall authorize and reserve, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.
     7. Assignment, Transfer of Warrant. This Warrant may be assigned by the Holder by delivery to the Warrant Agent of a completed Form of Assignment attached as Exhibit B hereto. This Warrant and all rights hereunder are transferable, in whole or in part, at the agency or office of the Warrant Agent, by the Holder in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed, in blank, shall be deemed negotiable, and, when so endorsed the holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the register of the Warrant Agent maintained for such purpose, any notice to the contrary notwithstanding; but until each transfer on such register, the Company and the Warrant Agent may treat the registered holder hereof as the owner hereof for all purposes.
     8. Lost, Stolen, Mutilated, or Destroyed Warrant. If this Warrant is lost, stolen, mutilated, or destroyed, the Warrant Agent may, on such terms as to indemnity or otherwise as it or the Company may in its or the Company’s discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone. The Company hereby agrees to execute and deliver such new Warrants issued in accordance with this Section 8 as the Warrant Agent shall request.
     9. Notices. All notices, advices, and communications to be given or otherwise made to any party to this Warrant shall be deemed to be sufficient if contained in a written instrument delivered in person or by facsimile transmission or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, or by overnight courier, or by electronic mail, with a copy thereof to be sent by mail (as aforesaid) within twenty-four (24) hours of such electronic mail, addressed to (i) if to the Holder, to such Holder’s address as set forth in the Warrant Agent’s records or to such other address as such Holder may have furnished to the other parties hereto in writing in accordance herewith, (ii) if to the Company, to Mechanical Technology, Incorporated, 431 New Karner Road, Albany, New York 12205 Attention: Chief Financial Officer, and (iii) if to the Warrant Agent, to American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038 Attention: Isaac Kagan. Any such notice or communication shall be deemed to have been delivered and received (a) in the case of personal delivery or delivery by facsimile transmission, on the date of such delivery, (b) in the case of nationally recognized overnight courier, on the next business day after the date when sent, and (c) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted. As used in this Section 9, “business day” shall mean any day other than a day on which banking institutions in the state of New York are legally closed for business.
     10. Binding Effect On Successors. Subject to the provisions hereof relating to Fundamental Transactions, this Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation, or acquisition of all or substantially all of the Company’s assets.
     11. Descriptive Headings and Governing Law.
          (a) The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the state of New York (without giving effect to conflicts of law principles thereof).

          (b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company: (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its stockholder books or records or cause the Warrant Agent to close its register or other records in any manner which interferes with the timely exercise of this Warrant.
          (c) EACH PARTY AGREES THAT ALL LEGAL PROCEEDINGS CONCERNING THE INTERPRETATIONS, ENFORCEMENT, AND DEFENSE OF THE TRANSACTIONS CONTEMPLATED BY ANY OF THE TRANSACTION DOCUMENTS (WHETHER BROUGHT AGAINST A PARTY HERETO OR ITS RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, STOCKHOLDERS, EMPLOYEES, OR AGENTS) SHALL BE COMMENCED EXCLUSIVELY IN THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THIS WARRANT), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION, OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION, OR PROCEEDING IS IMPROPER. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION, OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS WARRANT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. IF EITHER PARTY SHALL COMMENCE AN ACTION OR PROCEEDING TO ENFORCE ANY PROVISIONS OF THIS WARRANT OR ANY TRANSACTION DOCUMENT, THEN THE PREVAILING PARTY IN SUCH ACTION OR PROCEEDING SHALL BE REIMBURSED BY THE OTHER PARTY FOR ITS REASONABLE ATTORNEYS FEES AND OTHER REASONABLE COSTS AND EXPENSES INCURRED

WITH THE INVESTIGATION, PREPARATION, AND PROSECUTION OF SUCH ACTION OR PROCEEDING.
     12. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then-effective Exercise Price.
     13. Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.
     14. Warrant Agent.
          (a) Registration of Warrants. The Warrant Agent will keep a register in which the Warrant Agent will provide for the registration of Warrants and the registration of transfers of Warrants representing whole numbers of Warrants. The Company and the Warrant Agent may treat the person in whose name any Warrants is registered on such register as the owner thereof for all purposes, and the Company and the Warrant Agent shall not be affected by any notice to the contrary.
          (b) Limitation on Liability. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of the Warrants in reliance upon any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document in good faith believed by it to be genuine and to be signed, executed and, where necessary, verified and acknowledged, by the proper person or persons.
          (c) Duties of Warrant Agent. The Warrant Agent shall undertake only the specific duties and obligations imposed hereunder upon the following terms and conditions, by all of which the Company and the Holder shall be bound:
          (i) The Warrant Agent may consult with legal counsel (who may or may not be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion, provided the Warrant Agent shall have exercised reasonable care in the selection by it of such counsel.
          (ii) Whenever in the performance of its duties hereunder the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by an executive officer of the Company and delivered to the Warrant Agent and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it hereunder in reliance upon such certificate.

          (iii) The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith.
          (iv) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained herein or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
          (v) The Warrant Agent shall not have any responsibility in respect of and makes no representation as to the validity of this Warrant or the execution and delivery hereof (except the due execution hereof by the Warrant Agent), nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant, nor shall it by any act hereunder be deemed to make any representation or warranty as to the Warrant Shares.
          (vi) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer and the Chief Financial Officer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.
          (vii) The Warrant Agent and any stockholder, director, officer, or employee of the Warrant Agent may buy, sell, or deal in any of the Warrants or other securities of the Company or otherwise act as fully and freely as though it were not Warrant Agent hereunder, so long as such persons do so in full compliance with all applicable laws. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.
          (viii) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either by itself or by or through its attorneys or agents.
          (ix) The Warrant Agent shall act solely as the agent of the Company hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Warrant against the Warrant Agent, whose duties shall be determined solely by the express provisions hereof. The Warrant Agent shall not be deemed to be a fiduciary.
          (x) The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect either to the Exercise Price or to the kind and amount of property receivable by the Holder upon the exercise of this Warrant.
          (xi) The Warrant Agent shall not be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained herein.

          (xii) The Warrant Agent shall not be under any obligation or duty to institute, appear in, or defend any action, suit, or legal proceeding in respect hereof, unless first indemnified to its satisfaction, provided that this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or, proceeding instituted against it arising out of or in connection with this Warrant.
          (xiii) The Company will perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further acts, instruments, and assurances as may be required by the Warrant Agent in order to enable it to carry out or perform its duties hereunder.
          (d) Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties hereunder upon thirty (30) days notice in writing sent to the Company by registered or certified mail, and to the Holders of the Warrants by first class registered or certified mail, return receipt requested, at the expense of the Company; provided, however, that no such resignation or discharge shall become effective until a successor Warrant Agent shall have been appointed hereunder. The Company may remove the Warrant Agent or any successor Warrant Agent upon thirty (30) days, notice in writing, sent to the Warrant Agent or successor Warrant Agent, as the case may be, and to the Holders of the Warrants by first class registered or certified mail, return receipt requested; provided, further, however, that no such removal shall become effective until a successor Warrant Agent shall have been appointed hereunder. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall promptly appoint a successor to the Warrant Agent, which may be designated as an interim Warrant Agent. If an interim Warrant Agent is designated, the Company shall then appoint a permanent successor to the Warrant Agent, which may be the interim Warrant Agent. If the Company shall fail to make such appointment of a permanent successor within a period of thirty (30) days after such removal or within sixty (60) days after notification in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Holder of a Warrant, then the Warrant Agent or any Holder of a Warrant may apply to any court of competent jurisdiction for the appointment of such a successor. Any entity which may be merged or consolidated with or which shall otherwise succeed to substantially all of the trust or agency business of the Warrant Agent shall be deemed to be the successor Warrant Agent without any further action.
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed by its duly authorized officer as of the date first above written.

MECHANICAL TECHNOLOGY, INCORPORATED
By:
Name:
Title:

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent
By:
Name:
Title:

WARRANT EXERCISE FORM
American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038
Telephone: (718) 921-8293
Facsimile: (718) 921-8334
Attention: Isaac Kagan / MTI
     The undersigned hereby irrevocably elects to (i) exercise the within Warrant to purchase ___ shares of Common Stock of Mechanical Technology, Incorporated, a New York corporation, pursuant to the provisions of Section 1 of the attached Warrant, and hereby makes payment of $___ in payment therefor, or (ii) exercise this Warrant for the purchase of ___ shares of Common Stock pursuant to the provisions of Section 2 of the attached Warrant. The undersigned’s execution of this form constitutes the undersigned’s agreement to all the terms of the Warrant and to comply therewith.

Signature
Print Name:

Date

Signature, if jointly held
Print Name:

Date

FORM OF ASSIGNMENT
[To be completed and signed only upon transfer of Warrant]
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ______________________ the right represented by the within Warrant to purchase ___ shares of Common Stock of Mechanical Technology, Incorporated to which the within Warrant relates and appoints ______________________ attorney to transfer said right on the books of Mechanical Technology, Incorporated with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee: